EXECUTION COPY

FIRST SUPPLEMENTAL INDENTURE

Dated as of July 1, 2009

Supplement to Indenture dated as of September 22, 2003

____________________________________________

by and among

BUCKEYE TECHNOLOGIES INC.,

Each of the GUARANTORS

from time to time party hereto

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

Trustee

____________________________________________

8½% Senior Notes due 2013

FIRST SUPPLEMENTAL INDENTURE dated as of the 1st day of July, 2009 (the “Supplemental Indenture”), by and among BUCKEYE TECHNOLOGIES INC., a Delaware corporation (the “Company”), the Guarantors, and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., formerly known as The Bank of New York Trust Company, N.A. (“The Bank of New York”), a national banking association, as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company, the Guarantors and The Bank of New York executed and delivered an indenture dated as of September 22, 2003 (the “Indenture”), by and among the Company, each of the Guarantors party thereto and the Trustee, to provide for the issuance by the Company of $200 million of 8½% Senior Notes due 2013 (the “Securities”);

WHEREAS, the Company appointed the Trustee as successor trustee to The Bank of New York pursuant to an Agreement of Resignation, Appointment and Acceptance, effective as of July 15, 2005;

WHEREAS, in accordance with Section 9.2 of the Indenture, the Trustee and the Company may amend or supplement the Indenture, when authorized by appropriate Board Resolutions, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities; and

WHEREAS, all things necessary for the execution of this Supplemental Indenture, and to make this Supplemental Indenture a valid supplement to the Indenture according to its terms and a valid and binding agreement of the Company, have been done.

NOW, THEREFORE, the parties hereto agree as follows:

ARTICLE 1

RATIFICATION; DEFINITIONS

SECTION 1.1 Supplemental Indenture.

  This Supplemental Indenture is supplemental to, and is entered into in accordance with Section 9.2 of the Indenture and, except as modified, amended and supplemented by this Supplemental Indenture, the provisions of the Indenture are hereby ratified and confirmed in all respects and shall remain in full force and effect.

SECTION 1.2 Definitions.

  Capitalized terms used but not defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE 2

AMENDMENTS TO CERTAIN PROVISIONS OF THE INDENTURE

SECTION 2.1 Amendments to Section 10.9(a) of the Indenture

.  Section 10.9(a) of the Indenture is hereby amended by deleting the existing clause (iii) and inserting as a new clause (iii) the following:

“(iii)           make any principal payment on, or repurchase, redeem, defease, retire or otherwise acquire for value, prior to any scheduled principal payment, sinking fund payment or maturity, any Subordinated Indebtedness (other than a payment, repurchase, redemption, defeasance, retirement or other acquisition for value in anticipation of satisfying a scheduled final maturity, scheduled repayment or scheduled sinking fund payment, in each case, due within 16 months of the date of such payment, repurchase, redemption, defeasance, retirement or acquisition);”.

ARTICLE 3
MISCELLANEOUS
SECTION 3.1 Trust Indenture Act Controls
.  If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the Trust Indenture Act, the required provision shall control.

SECTION 3.2 Incorporation into Indenture

.  This Supplemental Indenture and all its provisions shall be deemed a part of the Indenture in the manner and to the extent herein and therein provided.

SECTION 3.3 Successors and Assigns

.  All covenants and agreements of the Company and the Trustee in this Supplemental Indenture shall bind their respective successors.

SECTION 3.4 Governing Law

.  THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 3.5 Multiple Originals

.  The parties may sign any number of copies of this Supplemental Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.  One signed copy is enough to prove this Supplemental Indenture.

SECTION 3.6 Separability Clause

.  In case any provision in this Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.7 The Trustee

.  The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture.  The recitals herein contained are made by the Company and not by the Trustee, and the Trustee assumes no responsibility for the correctness thereof.

IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

BUCKEYE TECHNOLOGIES INC.

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Senior Vice President and Chief
Financial Officer

BUCKEYE FLORIDA CORPORATION

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Vice President

BFOL 2 INC.

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Vice President

BFC 2 INC.

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Vice President

BFOL 3 LLC

By:	BFC 2 Inc., its Managing Member

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Vice President

BFC 3 LLC

By:	BFOL 2 Inc., its Managing Member

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Vice President

BUCKEYE FLORIDA, LIMITED PARTNERSHIP

By:	Buckeye Florida Corporation, its General Partner

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Vice President

BUCKEYE LUMBERTON INC.

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Vice President

BUCKEYE MT. HOLLY LLC

By:	Buckeye Lumberton Inc., its sole member

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Vice President

BKI INTERNATIONAL INC.

By:                /s/ Signed

Name:             Steven G. Dean

Title:             Vice President

BUCKEYE TECHNOLOGIES CANADA INC.

By:                /s/ Signed

Name:

Title:

MERFIN SYSTEMS LLC

By:                /s/ Signed

Name:

Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:                /s/ Signed

Name:

Title: